EXHIBIT 10.01

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into as of June 14, 2007 (the “Amendment”), by and among BRIDGE BANK (“Bank”), KANA SOFTWARE, INC. (“Kana”) and EVERGANCE PARTNERS, LLC (“eVergance”; Kana and eVergance are sometimes referred to individually as a “Borrower” and collectively either as “Borrower” or “Borrowers”).

RECITALS

Kana and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 27, 2007, as amended from time to time including by a Loan and Security Modification Agreement dated as of February 28, 2007 and a Second Amendment to Loan and Security Agreement dated as of May 7, 2007 (the “Agreement”). Kana has acquired eVergance. Kana and eVergance desire to be coborrowers under the Agreement. The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following definitions in Section 1.1 are amended or added, as follows:

“Bridge Advance” means a cash advance or advances under Section 2.1(e).

“Credit Extension” means each Advance, Equipment Advance, Term Advance, Bridge Advance, and any other extension of credit under this Agreement.

“Equipment Advances” means cash advances under Section 2.1(f).

“Equity Date” means the date that Borrower receives at least $15,000,000 of proceeds after June 14, 2007 from the sale or issuance of its equity securities.

“Increase Date” means the date that Borrower signs an agreement on terms reasonably acceptable to Bank with an investment bank, and Bank concludes a satisfactory interview with that investment bank.

“Profitability” means Borrower’s net income after tax, net of the stock-based compensation expense, depreciation and amortization expenses.

2. Section 2.1(e) is added to the Agreement, as follows:

(e) Bridge Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Bridge Advances to Borrower in an aggregate amount not exceed $1,500,000 before the Increase Date and an additional $500,000 of Bridge Advances after the Increase Date.

(ii) Subject to Section 2.3(b), interest shall accrue from the date of each Bridge Advance at a floating rate equal to the Prime Rate plus 1.75%, and shall be payable monthly, on the first day of each month. Borrower will pay the entire principal amount of the Bridge Advances, and all accrued but unpaid interest, on September 30, 2007. Borrower may prepay all or any portion of the Bridge Advances, without premium or penalty, but once repaid, Bridge Advances may not be reborrowed.

(iii) When Borrower desires to obtain a Bridge Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Pacific time on the Business Day before the day on which the Bridge Advance is to be made. Such notice shall be substantially in the form of Exhibit C.

3. Section 2.1(f) is added to the Agreement to read as follows:

(f) Equipment Advances.

(i) Subject to and upon the terms and conditions of this Agreement, from June 14, 2007 through March 14, 2008, Bank agrees to make Equipment Advances to Borrower in an aggregate amount not exceed $1,000,000 before the Increase Date, and an additional $1,000,000 after the Increase Date. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased after March 14, 2007), excluding taxes, shipping, warranty charges, freight discounts and installation expense (“Soft Costs”); provided however, that Borrower may finance up to $450,000 of Soft Costs before the Equity Date, and a total of $650,000, inclusive of that $450,000, thereafter.

(ii) Subject to Section 2.3(b), interest shall accrue from the date of each Equipment Advance at a floating rate equal to the Prime Rate plus 1.25% before the Equity Date, and the Prime Rate plus 0.25% thereafter. Any Equipment Advances that are outstanding on March 14, 2008 shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on April 14, 2008 and continuing on the same day of each month thereafter until the Equipment Advances have been repaid in full. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

(iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Pacific time three Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed, a list of the Equipment with Serial Numbers, and such other information as Bank reasonably requests in respect of the financed Equipment.

4. The following sentence is added to Section 2.2: “If at any time the aggregate Credit Extensions exceed $10,000,000, Borrowers will pay the amount of such excess to Bank. Unless otherwise agreed by Bank, such payment shall be deemed to be made on account of the Advances.”

5. From and after the Equity Date, the Advances shall bear interest at a floating rate equal to one quarter of one percent above the Prime Rate, and the Term Advances shall bear interest at a floating rate equal to three quarters of one percent (0.75%) above the Prime Rate.

6. On October 1, 2007, Borrower will pay Bank a fee equal to $183,333.333 plus $16,666.67 for each week thereafter that any portion of the Bridge Advances remains outstanding, such additional weekly fee to be earned as of 9:00 a.m. Pacific time on Monday of each week.

7. Sections 6.7, 6.8 and 6.9 are amended to read as follows:

6.7 Adjusted Quick Ratio. Effective June 30, 2007 through August 31, 2007, Borrower shall maintain, measured monthly, a ratio of (a) the sum of (i) Cash in which Bank has a first priority perfected security interest plus (ii) Permitted Investment plus (iii) Accounts to (b) Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank less Deferred Revenue, of at least 1.0 to 1.0 through August 31, 2007, and at least 1.50 to 1.00 thereafter.

6.8 Profitability. Beginning with the quarter ending June 2007 and each quarter thereafter, Borrower shall maintain a Profitability of not less than One Dollar ($1.00).

6.9 Debt Service Coverage. Borrower shall maintain, measured quarterly beginning with the quarter ending September 30, 2007, a ratio of annualized EBITDA (net of stock-based compensation) divided by the current portion of all long-term Indebtedness plus annualized interest expense of at least 1.50 to 1.00.

8. Section 6.12 is added to the Agreement to read as follows;

6.12 Equity Milestone. In lieu of compliance with Sections 6.7, 6.8 and 6.9 for all measurement periods before (but not including) September 30, 2007, Borrower may sell its equity securities in an underwritten offering pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended, provided Borrower receives proceeds from such offering in an amount at least equal to 12 months liquidity.

9. Before including any accounts receivable of eVergance in any Borrowing Base, Borrowers shall deliver to Bank copies of UCC terminations or other evidence reasonably satisfactory to Bank that Bank has a first priority security interest in the personal property of eVergance.

10. Bank acknowledges that Borrower intends to use the proceeds of the Term Advance to support the acquisition of another company. Bank will consider approval of such transaction(s) on a case-by-case basis, and agrees that its approval shall not be unreasonably withheld.

11. A new Article 13 is hereby added to the Agreement to read as follows:

13. CO-BORROWERS.

(a) Co-Borrowers. Each reference in the Agreement to “Borrower” shall mean and refer to Kana and eVergance. Without limiting the generality of the foregoing, eVergance grants Bank a security interest in the Collateral to secure the Obligations. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms and Compliance Certificates. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

(b) Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

(c) Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

(d) Subrogation Defenses. Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

(e) Right to Settle, Release.

(1) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(2) Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

12. Exhibit E to the Agreement is replaced by Exhibit E attached hereto.

13. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

14. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

16. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a UCC financing statement for eVergance;

(d) a fee equal to $15,000 on account of the Bridge Advances and $10,000 on account of the Equipment Advances, both of which shall be non-refundable, and an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Title:	Chief Executive Officer

EVERGANCE PARTNERS, LLC

By:	/s/ Chad Wolf
Its Manager / Managing Member

By:	Chad Wolf
Title:	President

BRIDGE BANK

By:	/s/ Dan Pistone
Title:	Senior Vice President